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                                                                     EXHIBIT 5.1

                         [THOMPSON & KNIGHT LETTERHEAD]




                                  June 1, 1999


InterVoice, Inc.
17811 Waterview Parkway
Dallas, Texas 75252

         Re: InterVoice, Inc. -- Registration Statement on Form S-4

Ladies and Gentlemen:

         We have acted as counsel to InterVoice, Inc., a Texas corporation (the "Company"), in connection with the registration by the Company on the Registration Statement on Form S-4 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") on June 1, 1999, as amended, under the Securities Act of 1933, as amended (the "Securities Act"), of up to 4,180,926 shares of the Company's common stock, no par value (the "Shares"). The Shares are being issued to the stockholders of Brite Voice Systems, Inc., a Kansas corporation ("Brite"), by the Company in connection with the merger (the "Merger") of InterVoice Acquisition Subsidiary III, Inc., a Nevada corporation and a wholly owned subsidiary of the Company ("Merger Sub"), with and into Brite, pursuant to the Acquisition Agreement and Plan of Merger dated as of April 27, 1999 (the "Merger Agreement"), among the Company, Merger Sub and Brite.

         We are familiar with the corporate actions taken and to be taken by the Company in connection with the Merger and the authorization and issuance of the Shares and have made such other legal and factual inquiries as we deemed necessary for the purpose of rendering this opinion.

         Based on the foregoing and in reliance thereon, and subject to the effectiveness of the Registration Statement under the Securities Act, we are of the opinion that (i) upon satisfaction of the conditions to closing contained in the Merger Agreement, the Shares will have been duly authorized for issuance and
(ii) when issued in accordance with the terms of the Merger Agreement, the Shares will be validly issued, fully paid and nonassessable.

         We are members of the State Bar of Texas only and are not licensed to practice law in any other state. This opinion is limited in all respects to the laws of the State of Texas and applicable federal laws and we express no opinion herein as to

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the effect that the laws and decisions of courts of any jurisdiction other than the United States and the State of Texas may have upon such opinion.

         We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the heading "Legal Matters" contained in the Prospectus/Proxy Statement of the Company and Brite which forms a part of the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the General Rules and Regulations of the Commission.

                                     Respectfully submitted,



                                     THOMPSON & KNIGHT,
                                     A Professional Corporation


                                     By:  /s/ DAVID E. MORRISON
                                        ---------------------------
                                        David E. Morrison, Attorney


cc:      Dean C. Howell, Esq.
         Sam P. Burford, Esq.